Exhibit 10.12
10.12 Corn Kernels Purchase Agreement with Tai’an Branch of China Grain
Reserves Corporation
Party A: Tai’an Branch of China Grain Reserves Corporation
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract entered on May 9, 2011, Party B will buy corn kernels of 30000 tons from Party A.

•	The aggregate price is RMB 67,380,000.

•	The term of the Agreement is from May 9, 2011 to June 10, 2011.
•	Headlines of the articles omitted
•	Delivery Date

•	Validity, Modification and Termination of Contract

•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous